UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

CONSOLIDATED GRAPHICS, INC.
 (Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On October 6, 2006, we entered into a new revolving credit agreement (the “Credit Agreement”) effectively amending and restating our primary bank credit facility with JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent and the lenders party thereto. While the prior agreement provided for a $150,000,000 revolving credit facility, the Credit Agreement provides for a $155,000,000 revolving credit facility, with an accordion feature that could under prescribed conditions increase the amount to $240,000,000, and has a maturity date of October 6, 2011. Further revisions were made in the Credit Agreement that provide an improved pricing grid and greater flexibility for stock repurchases.

The proceeds from borrowings under the Credit Agreement can be used to repay certain indebtedness, finance certain acquisitions, provide for working capital and general corporate purposes and, subject to certain restrictions, fund the repurchase of our common stock. We are subject to certain covenants and restrictions and we must meet certain financial tests as defined in the Credit Agreement. We were in compliance with these covenants as of October 6, 2006.

Borrowings outstanding under the Credit Agreement are secured by substantially all of our assets other than real estate and certain equipment subject to term equipment notes and other financings. Borrowings under the Credit Agreement accrue interest, at our option, at either (1) the London Interbank Offered Rate (LIBOR) plus a margin of 0.625% to 1.25%, or (2) an alternate base rate (based upon the greater of the agent bank’s prime lending rate or the Federal Funds effective rate plus 0.50%). We are also required to pay an annual commitment fee ranging from 0.15% to 0.25% on available but unused amounts under the Credit Agreement. The interest rate margin and the commitment fee are based upon certain financial performance measures as set forth in the Credit Agreement and are redetermined quarterly. As of October 6, 2006, borrowings outstanding under the Credit Agreement were $42,000,000 with interest accruing at a weighted average rate of 6.62%.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the Credit Agreement filed herewith as Exhibit 10.1.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under item 1.01 is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibit

10.1
Credit Agreement dated as of October 6, 2006 by and among Consolidated Graphics Inc. (the “Company”), certain of the Company’s subsidiaries parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Well Fargo Bank, National Association, as syndication agent and the lenders party thereto.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED
THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: /s/ G. Christopher Colville
G. Christopher Colville
Executive Vice President, Chief Financial and Accounting
Officer And Secretary

Date: October 11, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Credit Agreement dated as of October 6, 2006 by and among the Company, certain of the Company’s subsidiaries parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Well Fargo Bank, National Association, as syndication agent and the lenders party thereto.